Exhibit 99.1

To:        All Employees

From:   David K. Hill

Date:     March 30, 2007

I have some news to share with all of you.  In late January I was diagnosed with skin cancer.  Diane and I have spent the last two months researching treatment options with my doctors.  We have decided to follow an aggressive form of treatment that will begin in the next few weeks.  The prognosis is good.  However, the course of action I am undertaking will require a considerable degree of my attention and focus for several months.  My doctors, family and I are confident that with this level and type of treatment, I will be able to meet this challenge.

There will be times when I will be away from work, but for the most part I will be here and working at my normal pace.  I am very pleased that we have a strong senior management team in place.  The leaders we have at Corporate and in the Regions will continue to manage our business in an excellent fashion, lead our fine Associates and maintain the deep set of values for which this Company stands.

I am strong and ready to take on the personal challenges of the next few months.  In the meantime, we will also continue to work hard to make Kimball Hill the great company that it is becoming.  I would appreciate any help you can give me through your thoughts and prayers.

David Hill